Exhibit C4

Privileged & Confidential

PROJECT GALAXY

Goldman Sachs International

17-Oct-2006

Privileged & Confidential

At the request of Sun, Goldman Sachs has prepared an initial set of materials to analyse the historical price performance of Earth common stock, as well as selected precedent buyouts of US targets by significant existing shareholders. The material herein relies on data from third-party, publicly available sources. Goldman Sachs does not make any representations with respect to the accuracy of the data obtained from third party sources.

Privileged & Confidential

Earth Historical Share Price Performance

Source: Datastream as of 13-Oct-2006

[1]	Calculated as median final premium of 28.8% over market price of selected buyouts of US targets by significant existing shareholders (1995-2005) multiplied by the volume weighted average share price.

[2]	Calculated as mean final premium of 37.9% over market price of selected buyouts of US targets by significant existing shareholders (1995-2005) multiplied by the volume weighted average share price.

Earth Historical Share Price Performance         1

Privileged & Confidential

Comparison of Selected All Cash Buyouts of US Targets by Significant Existing Shareholders 1995-2005

									Final Bid Premium to Time Period Prior to Announcement
Date of Ann.	Target	Acquiror	Aggregate Consid. for Amt. Acq’d. ($m)	Initial Bid per Share	Initial Premium[1]	Final Bid per Share	Final Premium[2]	Percent Increase in Offer[3]	1-Month Avg Price	3-Month Avg Price	6-Month Avg Price	1-Year Avg Price	52-Week High Price	52-Week Low Price	2-Year Avg Price
01-Jul-05	Tipperary Corp	Santos Ltd	$149	$7.41	18.6%	$7.43	18.9%	0.3%	24.5%	55.4%	64.7%	69.2%	12.6%	125.2%	99.2%
21-Feb-05	Eon Labs Inc	Novartis AG	977	31.00	11.0%	31.00	11.0%	0.0%	18.6%	17.4%	23.3%	5.4%	(30.3)%	42.9%	27.4%
27-Jan-05	Genencor International	Danisco A/S	184	19.25	23.9%	19.25	23.9%	0.0%	6.1%	14.1%	17.2%	24.0%	14.8%	52.5%	29.1%
02-Aug-04	Cox Communications	Cox Enterprises	8,446	32.00	16.0%	34.75	26.0%	8.6%	24.2%	17.4%	12.4%	7.8%	(5.4)%	26.8%	13.3%
02-Jun-03	Ribapharm	ICN Pharmaceuticals	187	5.60	10.2%	6.25	23.0%	11.6%	33.5%	38.0%	20.7%	13.6%	(39.0)%	101.6%	3.0%
17-Jun-02	Fortress Group Inc	Lennar Corp	112	3.68	16.8%	3.68	16.8%	0.0%	21.9%	15.0%	32.9%	57.3%	(3.2)%	172.6%	64.3%
08-Jul-02	International Specialty Products	Samuel J Heyman	134	10.00	31.6%	10.30	35.5%	3.0%	48.0%	23.2%	19.5%	16.3%	(7.3)%	83.9%	27.8%
19-Feb-02	Travelocity.com	Sabre Holdings	447	23.00	19.8%	28.00	45.8%	21.7%	26.4%	18.3%	33.6%	20.2%	(26.1)%	135.9%	34.6%
10-Oct-01	TD Waterhouse	Toronto Dominion	403	9.00	45.2%	9.50	53.2%	5.6%	45.7%	16.6%	(1.6)%	(20.1)%	(47.0)%	61.0%	(35.4)%
28-Sep-01	NCH Corp	Investor Group	135	47.50	23.1%	52.50	36.0%	10.5%	23.7%	22.8%	9.4%	16.9%	(6.7)%	59.1%	21.0%
22-Aug-01	Homeservices.com	MidAmerican Energy Holdings	33	17.00	38.8%	17.00	38.8%	0.0%	42.9%	48.6%	46.0%	49.5%	28.8%	70.0%	43.3%
21-Aug-01	Spectra Physics	Thermo Electron	71	20.00	46.1%	17.50	27.8%	(12.5)%	(4.6)%	(13.9)%	(9.8)%	(42.8)%	(75.8)%	32.1%	(51.2)%
30-May-01	Bacou USA	Bacou SA	160	25.00	6.8%	28.50	21.8%	14.0%	14.8%	12.7%	12.0%	16.1%	0.4%	58.3%	37.3%
23-May-01	Unigraphics Solutions	Electronic Data Systems	209	27.00	26.7%	32.50	52.5%	20.4%	74.4%	70.9%	73.8%	68.9%	32.3%	127.1%	47.9%
26-Mar-01	CSFBDirect	Credit Suisse First Boston	110	4.00	60.0%	6.00	140.0%	50.0%	95.4%	55.0%	37.9%	(9.9)%	(61.4)%	140.0%	(49.0)%
14-Feb-01	Westfield America	Westfield America Trust	268	16.25	14.7%	16.25	14.7%	0.0%	12.8%	17.2%	16.1%	15.6%	5.2%	28.7%	12.1%
25-Jan-01	Sodexho Marriott Services	Sodexho Alliance	1,145	27.00	8.5%	32.00	28.6%	18.5%	42.9%	52.6%	69.8%	95.7%	24.6%	210.4%	83.6%
14-Dec-00	NPC International	Gene Bricknell	94	11.40	11.9%	11.55	13.4%	1.3%	19.1%	15.4%	18.7%	26.2%	(22.7)%	56.5%	1.0%
27-Oct-00	Azurix Corp.	Enron	330	7.00	96.5%	8.38	135.1%	19.6%	112.0%	66.2%	35.5%	15.8%	(40.4)%	143.5%	(19.4)%
21-Sep-00	Hertz Corp.	Ford Motor	734	30.00	23.7%	35.50	46.4%	18.3%	27.0%	18.8%	14.2%	(3.4)%	(30.1)%	46.4%	(15.2)%
14-Aug-00	BHC Communications	News Corp.	888	165.00	16.4%	165.00	16.4%	0.0%	11.2%	10.6%	9.6%	9.3%	(2.4)%	28.5%	22.0%
26-Jul-00	Brookdale Living Communities	Investor Group	102	15.25	2.1%	15.25	2.1%	0.0%	4.5%	11.3%	16.7%	16.9%	0.8%	43.5%	1.7%
24-Jul-00	Phoenix Investment Partners	Phoenix Home Life Mutual	434	12.50	15.6%	15.75	45.7%	26.0%	46.8%	68.6%	90.0%	89.8%	34.0%	146.9%	90.2%
24-Apr-00	Cherry Corp.	Investor Group	131	$18.75	44.2%	$26.40	103.1%	40.8%	81.9%	57.2%	88.4%	91.6%	10.0%	164.0%	91.6%

Source: Company Filings, SDC as of 13-Oct-2006

[1]	Initial premium compares the initial bid per share to the target’s last published closing price per share prior to the initial deal announcement.

[2]	Final premium compares the final bid per share to the target’s last published closing price per share prior to the initial deal announcement.

[3]	Percent increase in offer compares the final bid per share to the initial bid per share.

Comparison of Selected All Cash Buyouts of US Targets by Significant Existing Shareholders 1995-2005         2

Privileged & Confidential

Comparison of Selected All Cash Buyouts of US Targets by Significant Existing Shareholders 1995-2005

									Final Bid Premium to Time Period Prior to Announcement
Date of Ann.	Target	Acquiror	Aggregate Consid. for Amt. Acq’d. ($m)	Initial Bid per Share	Initial Premium[1]	Final Bid per Share	Final Premium[2]	Percent Increase in Offer[3]	1-Month Avg Price	3-Month Avg Price	6-Month Avg Price	1-Year Avg Price	52-Week High Price	52-Week Low Price	2-Year Avg Price
27-Mar-00	Hartford Life (ITT Hartford)	Hartford Financial Services	$1,325	44.00	3.4%	50.50	18.6%	14.8%	43.8%	32.2%	20.5%	9.9%	(8.2)%	69.7%	2.7%
23-Mar-00	Homestead Village	Security Capital Group	65	3.40	26.5%	4.10	52.6%	20.6%	73.7%	76.7%	70.8%	64.0%	(13.7)%	111.3%	(26.7)%
21-Mar-00	Travelers Property Casualty	Citigroup Inc	2,449	41.50	23.2%	41.95	24.5%	1.1%	32.3%	25.2%	26.6%	18.9%	1.5%	49.5%	17.1%
16-Mar-00	Vastar Resources	BP Amoco	1,576	71.00	12.5%	83.00	31.5%	16.9%	51.3%	49.2%	43.7%	45.5%	18.7%	102.1%	66.1%
14-Mar-00	Howmet International	Alcoa	349	18.75	1.4%	21.00	13.5%	12.0%	13.0%	14.7%	24.3%	23.3%	3.4%	85.7%	32.7%
31-Jan-00	Thermo BioAnalysis	Thermo Instrument Systems	168	28.00	51.4%	28.00	51.4%	0.0%	59.1%	58.8%	57.7%	56.4%	34.5%	72.3%	62.2%
20-Jan-00	Life Technologies	Invitrogen	402	49.00	11.4%	60.00	36.4%	22.4%	40.4%	46.7%	50.9%	57.4%	33.3%	75.2%	63.5%
19-Jan-00	Trigen Energy Corp	Elyo	173	23.50	38.2%	23.50	38.2%	0.0%	36.3%	21.8%	19.5%	34.7%	(1.8)%	99.0%	50.4%
30-Nov-99	Boise Cascade Office Products	Boise Cascade	205	13.25	15.2%	16.50	43.5%	24.5%	54.6%	59.1%	51.9%	42.6%	7.3%	72.6%	23.0%
07-May-99	J Ray McDermott SA	McDermott International	515	35.62	16.8%	35.62	16.8%	0.0%	14.9%	28.3%	32.4%	16.0%	(24.2)%	72.2%	4.5%
01-Apr-99	Aqua Alliance	Vivendi SA	117	2.00	(11.1)%	2.90	28.9%	45.0%	72.6%	73.7%	64.8%	44.3%	(12.4)%	156.6%	23.9%
24-Mar-99	Knoll Inc.	Warburg Pincus Ventures	491	25.00	63.9%	28.00	83.6%	12.0%	52.3%	19.5%	12.7%	(3.6)%	(31.1)%	83.6%	(4.5)%
19-Mar-99	Spelling Entertainment Group	Viacom	192	9.00	33.3%	9.75	44.4%	8.3%	42.3%	39.9%	38.3%	26.1%	2.6%	62.5%	27.1%
27-Oct-98	Citizens Corp. (Hanover Ins. Co.)	Allmerica Financial Corp.	212	29.00	5.2%	33.25	20.6%	14.7%	22.5%	23.2%	12.8%	11.5%	(4.0)%	39.3%	20.2%
19-Oct-98	BRC Holdings Inc.	Affiliated Computer Services	132	19.00	16.9%	19.00	16.9%	0.0%	18.2%	13.0%	6.9%	1.1%	(10.6)%	28.8%	0.4%
08-Sep-98	PEC Israel Economic Corp	Discount Investment	320	30.00	22.4%	36.50	49.0%	21.7%	50.1%	51.7%	55.5%	65.5%	44.9%	92.7%	75.1%
30-Apr-98	Mycogen Corp.	Dow Chemical	379	20.50	3.8%	28.00	41.8%	36.6%	49.3%	48.4%	45.0%	33.3%	12.0%	69.7%	40.1%
11-Sep-97	BET Holdings	Robert Johnson & Liberty Media	462	48.00	17.1%	63.00	53.7%	31.3%	58.1%	72.5%	89.8%	105.5%	50.4%	154.5%	125.2%
26-Jun-97	Rhone-Poulenc Rorer	Rhone-Poulenc SA	4,832	92.00	15.8%	97.00	22.1%	5.4%	24.7%	30.7%	30.6%	33.8%	19.9%	53.0%	54.3%
20-Jun-97	Wheelabrator Technologies	Waste Management	870	15.00	15.4%	16.50	26.9%	10.0%	28.6%	26.4%	16.8%	12.8%	(2.3)%	36.0%	8.6%
13-Jan-97	Zurich Reinsurance Centre	Zurich Versicherungs GmbH	360	36.00	17.1%	39.50	28.5%	9.7%	24.8%	27.4%	29.7%	28.2%	20.6%	38.0%	31.2%
25-Aug-95	GEICO Corp	Berkshire Hathaway	2,349	70.00	25.6%	70.00	25.6%	0.0%	25.0%	24.6%	30.7%	35.5%	18.4%	46.6%	33.2%
	High				96.5%		140.0%	50.0%	112.0%	76.7%	90.0%	105.5%	50.4%	210.4%	125.2%
ALL DEALS	Mean				22.9%		37.9%	12.3%	37.9%	34.6%	34.4%	30.7%	(1.6)%	83.2%	28.5%
46	Median				17.0%		28.8%	10.3%	32.9%	26.9%	30.1%	23.7%	(0.7)%	71.1%	27.2%
	Low				(11.1)%		2.1%	(12.5)%	(4.6)%	(13.9)%	(9.8)%	(42.8)%	(75.8)%	26.8%	(51.2)%

Source: Company Filings, SDC as of 13-Oct-2006

[1]	Initial premium compares the initial bid per share to the target’s last published closing price per share prior to the initial deal announcement.

[2]	Final premium compares the final bid per share to the target’s last published closing price per share prior to the initial deal announcement.

[3]	Percent increase in offer compares the final bid per share to the initial bid per share.

Comparison of Selected All Cash Buyouts of US Targets by Significant Existing Shareholders 1995-2005         3

Privileged & Confidential

Annual Summary of Selected Cash Buyouts of US Targets by Significant Existing Shareholders 1995-2005

Source: Company filings, SDC as of 13-Oct-2006

Annual Summary of Selected Cash Buyouts of US Targets by Significant Existing Shareholders 1995-2005         4

Privileged & Confidential

Earth Historical Share Price Performance vs. RTS, Nasdaq and Russian Telecom Index[1]

Source: Datastream as of 13-Oct-2006

[1]	Russian Telecom Index includes Vimplecom, Rostelecom, Moscow City Telephone, and Mobile Telesystems.

Earth Historical Share Price Performance        5